================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): July 14, 1998


                             SI TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                             0-12370                 95-3381440
(State or Other Jurisdiction of     (Commission File Number)   (IRS Employer ID No.)
Incorporation or Organization

               4611 South 134th Place
                 Seattle, Washington                        98168
          (Address of Principal Executive Offices)        (Zip Code)

                                 (206) 244-6100
              (Registrant's Telephone number, including area code)


================================================================================

ITEM 7. FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

   (a)     Financial Statements of Businesses Acquired.

      (i) Audited Financial Statements of Allegany, Inc. and Subsidiary as of and for the year ended March 31, 1998.

      (ii) Audited Financial Statements of Revere Transducers, Inc. as of June 30, 1998 and for the nine months ended June 30, 1998 and the year ended September 27, 1997.

      (iii) Audited Financial Statements of Revere Transducers Europe BV as of and for the ten months ended July 31, 1998 and the year ended September 30, 1997.

   (b)     Pro Forma Financial Information.

      (i) Unaudited Pro Forma Combined Condensed Financial Statements of the Company and Allegany, Inc. for the year ended July 31, 1997 and the nine months ended April 30, 1998.

      (ii) Unaudited Pro Forma Combined Condensed Financial Statements of the Company and Revere Transducers, Inc. and Revere Transducers Europe BV for the year ended July 31, 1997 and the nine months ended April 30, 1998.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  September 25, 1998


                                        SI TECHNOLOGIES, INC.



                                        By  /s/ Rick A. Beets
                                           ------------------------------------
                                           Rick A. Beets
                                           President and Chief Executive Officer

                          ALLEGANY, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
             AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                 MARCH 31, 1998

                          ALLEGANY, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                 MARCH 31, 1998

                                 C O N T E N T S

--------------------------------------------------------------------------------


                                                                          Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         3




CONSOLIDATED FINANCIAL STATEMENTS



        BALANCE SHEET                                                      5



        STATEMENT OF EARNINGS                                              6



        STATEMENT OF STOCKHOLDERS' EQUITY                                  7



        STATEMENT OF CASH FLOWS                                            8



        NOTES TO FINANCIAL STATEMENTS                                      9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Allegany, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Allegany, Inc. (a Delaware corporation) and subsidiary as of March 31, 1998, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Allegany, Inc. and subsidiary as of March 31, 1998, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



 /s/ Grant Thornton LLP
------------------------

Baltimore, Maryland
September 10, 1998

                        CONSOLIDATED FINANCIAL STATEMENTS

                          ALLEGANY, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

--------------------------------------------------------------------------------


                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                          $   73,658
   Accounts receivable
      Trade, less allowance for doubtful receivables
         of $217,354                                                     596,499
      Other                                                                1,113
   Inventories                                                         1,116,069
   Prepaid expenses and other                                             31,886
   Deferred income taxes                                                 254,613
                                                                      ----------

         Total current assets                                          2,073,838


PROPERTY AND EQUIPMENT
   Property and equipment, less accumulated
      depreciation                                                     1,465,975
   Land                                                                  140,000

                                                                       1,605,975
OTHER ASSETS
   Goodwill, less accumulated amortization
      of $173,962                                                        820,310
   Loan fees, less accumulated amortization
      of $15,525                                                          11,629
   Advances under split dollar life insurance policies                    42,336
   Investment in land                                                     46,084
                                                                      ----------
                                                                         920,359
                                                                      ----------
                                                                      $4,600,172
                                                                      ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Demand note payable                                              $   588,000
   Current maturities of long-term debt                                 362,716
   Accounts payable                                                     477,439
   Accrued liabilities                                                  207,695
   Income taxes payable                                                  55,645
                                                                    -----------
         Total current liabilities                                    1,691,495

LONG-TERM DEBT, less current maturities                               1,146,732

DEFERRED INCOME TAXES                                                   251,369

COMMITMENTS AND CONTINGENCIES                                                --

STOCKHOLDERS' EQUITY
   Common stock; $.01 par value; 100,000 shares
      authorized; 58,906 shares issued and outstanding                      589
   Additional paid-in capital                                         1,768,428
   Accumulated deficit                                                 (258,441)
                                                                    -----------
                                                                      1,510,576
                                                                    -----------
                                                                    $ 4,600,172
                                                                    ===========

The accompanying notes are an integral part of this financial statement.

                          ALLEGANY, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENT OF EARNINGS

                            YEAR ENDED MARCH 31, 1998

--------------------------------------------------------------------------------


NET SALES                                                           $ 4,851,550

COST OF GOODS SOLD                                                    3,029,622

         Gross profit                                                 1,821,928

OPERATING EXPENSES
   Selling expenses                                                     634,839
   General and administrative                                           466,465
   Research and development                                             520,011
                                                                    -----------
                                                                      1,621,315
                                                                    -----------
         Earnings from operations                                       200,613

OTHER INCOME (EXPENSE)
   Interest expense                                                    (185,319)
   Loss on sale of fixed assets                                         (15,001)
   Miscellaneous - net                                                   22,927
                                                                    -----------
                                                                       (177,393)
                                                                    -----------
         Earnings before income taxes                                    23,220

INCOME TAXES
   Current                                                              169,245
   Deferred                                                            (146,245)
                                                                    -----------
                                                                         23,000
                                                                    -----------

         NET EARNINGS                                               $       220
                                                                    ===========




The accompanying notes are an integral part of this financial statement.

                          ALLEGANY, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                            YEAR ENDED MARCH 31, 1998

--------------------------------------------------------------------------------


                                 Common       Additional      Accumulated
                                 stock     paid-in capital      deficit           Total
                                 ------    ---------------    -----------      -----------
BALANCE AT APRIL 1, 1997         $ 583       $ 1,744,861       $(258,661)      $ 1,486,783

   Net earnings                     --                --             220               220

   Redemption of 109 shares
      of common stock               (1)           (3,892)             --            (3,893)

   Sale of 762 shares of
      common stock                   7            27,459              --            27,466
                                 -----       -----------       ---------       -----------

BALANCE AT MARCH 31, 1998        $ 589       $ 1,768,428       $(258,441)      $ 1,510,576
                                 =====       ===========       =========       ===========





The accompanying notes are an integral part of this financial statement.

                          ALLEGANY, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                            YEAR ENDED MARCH 31, 1998

--------------------------------------------------------------------------------


Net increase (decrease) in cash

CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings                                                       $     220
   Adjustments to reconcile net earnings to net
      cash provided by operating activities
         Depreciation and amortization                                  235,783
         Loss on sale of equipment                                       15,001
         Provision for doubtful accounts                                180,335
         Deferred income taxes                                         (146,245)
         Changes in assets and liabilities
            Accounts receivable                                         118,112
            Inventories                                                (359,304)
            Prepaid expenses and other                                   (6,750)
            Accounts payable                                            203,316
            Accrued liabilities                                          77,316
            Income taxes payable                                        (30,163)
                                                                      ---------

               Net cash provided by operating activities                287,621

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                 (407,491)
   Proceeds from sale of equipment                                       10,200
                                                                      ---------

               Net cash used in investing activities                   (397,291)


CASH FLOWS FROM FINANCING ACTIVITIES
   Net proceeds from demand note payable                                137,000
   Proceeds from long-term debt                                         344,234
   Payments on long-term debt                                          (335,959)
   Proceeds from issuance of common stock                                27,466
   Redemption of common stock                                            (3,893)
                                                                      ---------

               Net cash provided by financing activities                168,848
                                                                      ---------

               NET INCREASE IN CASH                                      59,178
                                                                      ---------

CASH AT BEGINNING OF YEAR                                                14,480
                                                                      ---------

CASH AT END OF YEAR                                                   $  73,658
                                                                      =========



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
      Interest                                                        $ 185,319
      Income taxes                                                      199,408


SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Purchases of property and equipment include $344,234 financed under term notes payable







The accompanying notes are an integral part of this financial statement.

                          ALLEGANY, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS \

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF ACCOUNTING POLICIES

    The Company is engaged in the design and manufacture of precision industrial scales for a broad range of domestic and international customers. A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

    1.    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Allegany, Inc. (Parent) and its wholly-owed subsidiary Allegany Technology, Inc. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

    2.    REVENUE RECOGNITION

    Revenue from equipment and part sales to customers is recognized when the equipment or part is shipped, or the Company has completed all of its significant obligation and the equipment is being held for the customer's account. Revenue from service work is recognized when the service is rendered. Customer deposits collected in advance for future product shipments are deferred until the products are shipped.

    3.    INVENTORIES

    Raw materials are stated at the lower of most recent invoice price (which approximates first-in, first-out cost) or market. Work-in-process and finished goods are stated at average cost, which does not exceed market.

    4.    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives for financial reporting purposes and accelerated methods for tax purposes. Expenditures for renewals and betterments are capitalized; maintenance and repairs are charged to expense.

    5.    LOAN FEES

    The Company incurred loan processing fees of $27,154, which are being amortized over the five-year life of the loan.

                          ALLEGANY, INC. AND SUBSIDIARY

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF ACCOUNTING POLICIES - CONTINUED

    6.    INCOME TAXES

    Income taxes are provided for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, liabilities and assets are recognized for the deferred tax consequences of temporary differences or carryforwards that will result in net taxable or deductible amounts in future periods. Deferred tax expense or benefit is the result of changes in the net asset or liability for deferred taxes. The principal items giving rise to temporary differences are depreciation, reserves, inventories and accrued liabilities.

    The Parent and its subsidiary file separate state income tax returns and a consolidated federal income tax return.

    7.    STATEMENT OF CASH FLOWS

    For purposes of the Consolidated Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    8.    LONG-LIVED ASSETS

    Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," requires that impairment losses be recognized when the carrying value of an asset exceeds its fair value. The Company regularly assesses all of its long-lived assets for impairment.

    9.    ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenue and expenses during the reporting period. Actual results could differ from those estimates.

                          ALLEGANY, INC. AND SUBSIDIARY

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE B - PURCHASE ACCOUNTING

    On the final business day of the fiscal year ending March 31, 1991, the stock of Allegany Technology, Inc. was purchased by Allegany, Inc., effecting a 50% change in ownership. This resulted in a write-up to market value of the underlying assets and the recognition of goodwill.

    The purchase price of the Company was $2,990,354. The following schedule shows how various assets were written-up to market value:

                                                      Fair
                                       Basis       market value    Increase
                                       -----       ------------    --------
Land                                $   57,600      $  140,000     $ 82,400
Buildings and improvements             977,072       1,215,205      238,133
Machinery                            1,844,791       2,354,014      509,223
                                                                   --------

                                                                   $829,756
                                                                   ========

    The buildings, machinery, and equipment are depreciated over their remaining useful lives.

    Equity of the Company at the time of purchase and prior to the write-up of assets was $1,166,325. The remainder of the purchase price, $994,273, was allocated to goodwill and amortized over 40 years. Amortization expense charged to operations was $24,852 for 1998.

NOTE C - INVENTORIES

    Inventories at March 31, 1998, consisted of the following:

          Raw materials                                   $  394,968
          Work-in-process and finished goods               1,051,101
                                                          ----------

                                                           1,446,069
          Less obsolescence reserve                          330,000
                                                          ----------

                                                          $1,116,069
                                                          ==========

                          ALLEGANY, INC. AND SUBSIDIARY

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE D - PROPERTY AND EQUIPMENT

    The components of property and equipment as of March 31, 1998 are as follows:

                                                               Estimated
                                                              useful lives
                                                              ------------
Buildings and improvements                 $  1,318,180       20-35 years
Machinery and equipment                       2,561,419        5-15 years
Furniture and fixtures                           55,221          10 years
Vehicles                                         74,555           5 years
                                           ------------
                                              4,009,375
Less accumulated depreciation               (2,543,400)
                                           ------------
Net                                        $  1,465,975
                                           ============

    Depreciation expense for the year ended March 31, 1998 totaled $205,472.

NOTE E - DEMAND NOTE PAYABLE

    The demand note payable to bank is the outstanding portion of a $1,200,000 line-of-credit that bears interest at the bank's prime lending rate plus one half of one percent. The note expires in December 1998 and is collateralized by receivables and inventory and is personally guaranteed by the President and Vice-President of the Company.

NOTE F - INCOME TAXES

    Deferred tax assets and liabilities consist of the following at March 31, 1998:

          Deferred tax assets (current)
             Inventories                              $123,971
             Accrued liabilities                        52,395
             Doubtful receivables                       78,247
                                                      --------
                                                      $254,613
                                                      ========
          Deferred tax liabilities (non-current)
             Net book value of fixed assets           $251,369
                                                      ========

                          ALLEGANY, INC. AND SUBSIDIARY

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE F - INCOME TAXES - CONTINUED

    The amounts recorded as deferred tax assets as of March 31, 1998 represent the amount of tax benefits of existing deductible temporary differences that are more likely than not to be realized through the generation of sufficient future taxable income.

    The Company's provision for income taxes differs from anticipated statutory rates due to permanent differences between financial reporting and taxable income.


NOTE G - LONG-TERM DEBT

    Long term debt as of March 31, 1998 is comprised of the following:

          Loan payable with interest at 9.25%, payable in monthly
          installments of $3,626, including interest, through
          January 2011. The indebtedness is collateralized by a
          building and is personally guaranteed by certain
          officer/stockholders.                                       $  554,814

          Loan payable with interest at 1% above the bank's prime
          rate payable in monthly installments of $833, including
          interest, through August 2001. The indebtedness is
          collateralized by various equipment and is personally
          guaranteed by certain officer/stockholders.                     32,500

          Working capital loan payable to bank with interest at
          9.25%, payable in monthly installments of $10,000,
          including interest, through December 2000. The loan is
          collateralized by inventory, accounts receivable and
          equipment.                                                     330,000

          Note issued to redeem stock from former shareholder
          bearing 8% interest, payable in monthly installments of
          $5,654, including interest, through April 2001. The note
          is collateralized by stock held in escrow to be released
          yearly and is personally guaranteed by
          certain/officer/stockholders.                                  184,855

                          ALLEGANY, INC. AND SUBSIDIARY

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE G - LONG-TERM DEBT - CONTINUED

          Note issued to redeem stock from shareholder
          bearing 8% interest, payable in monthly
          installments of $4,006, including interest
          through April 1999. The note is collateralized
          by stock held in escrow to be released yearly.                 49,727

          Equipment financing with varying maturities and
          collateralized by various equipment. Interest
          rates range from 9.25% to 17.52%. Monthly
          installments totaling $2,842 plus interest are
          payable through March 2001.                                    42,818

          Note issued to purchase equipment bearing 9.75%
          interest, payable in monthly installments of
          $1,369, including interest, through July 2004.
          The note is collateralized by equipment and is
          personally guaranteed by certain
          officer/stockholders.                                         101,310

          Note issued to purchase equipment bearing
          interest at bank's prime rate plus 1%, payable
          in monthly installments of $2,833, including
          interest through January 2003. The note is
          collateralized by equipment and is personally
          guaranteed by certain officer/stockholders.                   164,333

          Capital lease of telephone system, interest at
          9.0%, payable in monthly installments of $794,
          including interest, through April 2003.                        32,187

          Note issued to purchase vehicle bearing 7.9%
          interest, payable in monthly installments of
          $428, including interest, through August 2003.                 16,904
                                                                     ----------
                                                                      1,509,448
          Less current maturities                                      (362,716)
                                                                     ----------
          Total long-term debt                                       $1,146,732
                                                                     ==========


                          ALLEGANY, INC. AND SUBSIDIARY

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE G - LONG-TERM DEBT - CONTINUED

    Some of the Company's loan agreements require the maintenance of various financial ratios. The Company was not in compliance with certain of these ratios at the balance sheet date. However, the related loans were paid in full in July 1998 upon the Company's acquisition by SI Technologies, Inc. (see Note L).

    Aggregate maturities of long-term obligations for the five years following March 31, 1998 are summarized as follows:

                         Years ending March 31,
               --------------------------------------------
               1999                               $362,716
               2000                                305,789
               2001                                279,636
               2002                                114,733
               2003                                 90,781
               Thereafter                          355,793


NOTE H - RETIREMENT PLAN

    The Company has a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code. The plan is available to all full-time employees meeting minimum age and term of employment requirements. Employees are permitted to contribute up to 15% of their annual compensation to the maximum amounts prescribed by law. The Company provides contributions to the plan consisting of a matching amount equal to 50% of the employees' contributions, not to exceed 2.5%, and may make an annual contribution at the discretion of the Board of Directors. The Company's contribution for the year ended March 31, 1998 was $17,636.

NOTE I - LIFE INSURANCE

    The Company is the owner and beneficiary of term life insurance policies in the aggregate face value of $1,750,000 on the lives of certain officers and stockholders.

    The Company is also the beneficiary, to the extent of premiums paid, on universal life insurance policies on certain stockholders, which policies have a face value of $1,500,000.

                          ALLEGANY, INC. AND SUBSIDIARY

                                 MARCH 31, 1998

--------------------------------------------------------------------------------

NOTE J - STOCKHOLDER AGREEMENTS

    The Company has an agreement with its stockholders restricting the transferability of shares and allowing the Company options to repurchase shares in specified situations. The purchase is established by formula and is partially insured.

NOTE K - COMMITMENTS AND CONTINGENCIES

    The Company has filed a claim against one of its customers for amounts due from the sale of a billetweigh system and for additional costs and expenses incurred by the Company for providing services to the customer beyond the contract. A counterclaim has been filed by the customer claiming that the billetweigh system was defective, and is seeking a refund of all amounts previously paid under the contract, as well as damages for maintenance, repairs and lost yield. The ultimate outcome of the litigation cannot be determined at this time. The Company has fully reserved its remaining accounts receivable of $175,285. The range of loss for potential additional damages is estimated to be between $0 - $362,000.

    The Company is involved in an audit inquiry by the Internal Revenue Service relating to bad debt deductions on its tax return for the year ended March 31, 1997. The deductions related receivables arising from sales in prior years to a company incorporated in The United Kingdom (U.K.) owned by certain Allegany, Inc. stockholders and a U.K. stockholder. The Company believes the deductions are allowable, as the prior sales were included in the Company's taxable income. The ultimate outcome of this audit inquiry cannot be determined at this time. In the event of an unfavorable outcome, the Company's taxable income for the year under audit could increase by as much as $386,000, resulting in additional income taxes of approximately $139,000, plus interest and penalties.

NOTE L - SUBSEQUENT EVENT

    On July 14, 1998, the stock of the Company was sold to Si Technologies, Inc.

                       Financial Statements and Report of
                    Independent Certified Public Accountants

                            Revere Transducers, Inc.

                                  June 30, 1998















--------------------------------------------------------------------------------

                                 C O N T E N T S



                                                                            Page
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           3


FINANCIAL STATEMENTS

        BALANCE SHEET                                                        4

        STATEMENTS OF OPERATIONS                                             5

        STATEMENT OF STOCKHOLDER'S EQUITY                                    6

        STATEMENTS OF CASH FLOWS                                             7

        NOTES TO FINANCIAL STATEMENTS                                        8













--------------------------------------------------------------------------------

               Report of Independent Certified Public Accountants






Board of Directors
Revere Transducers, Inc.

We have audited the accompanying balance sheet of Revere Transducers, Inc., as of June 30, 1998 and the related statements of operations, stockholder's equity, and cash flows for the nine months ended June 30, 1998 and for the year ended September 27, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revere Transducers, Inc., as of June 30, 1998, and the results of its operations and its cash flows for the nine months ended June 30, 1998 and for the year ended September 27, 1997, in conformity with generally accepted accounting principles.


    /s/ Grant Thornton LLP
----------------------------

Seattle, Washington
September 3, 1998






--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                                  BALANCE SHEET
                                  June 30, 1998




                                     ASSETS

CURRENT ASSETS
   Cash                                                         $   245,905
   Accounts receivable, net (note B)                              1,574,459
   Inventories (notes A2 and C)                                   4,105,028
   Other current assets                                             224,830
                                                                -----------

             Total current assets                                 6,150,222

PROPERTY AND EQUIPMENT, less accumulated
   depreciation and amortization (notes A3 and D)                 2,473,565
                                                                -----------

                                                                $ 8,623,787



                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
   Notes payable to related parties (note E)                    $ 3,212,298
   Related party payable                                          1,550,664
   Accounts payable                                                 690,561
   Accrued and other liabilities (note F)                         1,028,938
                                                                -----------

             Total current liabilities                            6,482,461

DEFERRED RENT (note G)                                              352,525

COMMITMENTS AND CONTINGENCY (notes G and J)                              --

STOCKHOLDER'S EQUITY
   Common stock, par value $0.01 per share; authorized,
      100 shares; issued and outstanding, 50 shares                       1
   Additional paid-in capital                                     6,171,421
   Accumulated deficit                                           (4,382,621)
                                                                -----------

                                                                  1,788,801
                                                                -----------
                                                                $ 8,623,787
                                                                ===========







The accompanying notes are an integral part of this statement.


--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                            STATEMENTS OF OPERATIONS




                                               Nine months        Year ended
                                              ended June 30,     September 27,
                                                  1998               1997
                                              --------------     -------------
Net sales (notes A1 and I)                     $ 9,516,750       $ 13,905,210
Cost of sales                                    6,980,463          9,792,904
                                               -----------       ------------

          Gross profit                           2,536,287          4,112,306

Operating expenses:
   Selling, general and administrative           2,374,669          2,719,656
   Research, development and engineering           852,563          1,205,897
                                               -----------       ------------
                                                 3,227,232          3,925,553
                                               -----------       ------------
          Earnings (loss) from operations         (690,945)           186,753

Interest expense                                  (426,110)          (519,034)
Other income (expense), net                        (14,716)            32,947
                                               -----------       ------------

          Net loss before income taxes          (1,131,771)          (299,334)

Income tax expense (note H)                           (800)              (800)
                                               -----------       ------------


          NET LOSS                             $(1,132,571)      $   (300,134)
                                               ===========       ============










The accompanying notes are an integral part of these statements.


--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                        STATEMENT OF STOCKHOLDER'S EQUITY








                                      Common stock            Additional                        Total
                                    -----------------          paid-in        Accumulated    stockholder's
                                    Shares     Amount          capital          deficit         equity
                                    ------     ------         ----------      -----------    -------------
Balance at September 29, 1996         50         $1           $6,171,421      $(2,949,916)    $ 3,221,506

Net loss for the year ended
   September 27, 1997                 --         --                   --         (300,134)       (300,134)
                                      --         --           ----------      -----------     -----------

Balance at September 27, 1997         50          1            6,171,421       (3,250,050)      2,921,372

Net loss for the nine months
   ended June 30, 1998                --         --                   --       (1,132,571)     (1,132,571)
                                      --         --           ----------      -----------     -----------

Balance at June 30, 1998              50         $1           $6,171,421      $(4,382,621)    $ 1,788,801
                                      ==         ==           ==========      ===========     ===========
















The accompanying notes are an integral part of this statement.


--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                            STATEMENTS OF CASH FLOWS



                                                                            Nine months      Year ended
                                                                           ended June 30,   September 27,
                                                                                1998            1997
                                                                           --------------   -------------
Increase (Decrease) in Cash

Cash flows from operating activities:
   Net loss                                                                  $(1,132,571)    $  (300,134)
   Adjustments to reconcile net loss to net cash provided by operating activities:
         Depreciation and amortization                                           434,787         626,426
         Losses on disposal of property and equipment                             88,999              --
         Provision for losses in receivable                                       17,361          (9,543)
         Provision for losses in inventory                                       304,516          83,701
         Deferred rent                                                            82,895         110,530
         Changes in operating assets and liabilities:
              Accounts receivable                                                330,893        (198,850)
              Inventories                                                       (631,448)      1,664,352
              Other current assets                                                 6,377         (55,610)
              Accounts payable                                                   336,354         (80,836)
              Related party payable, net                                         351,914         279,751
              Accrued and other liabilities                                       52,282          22,317
                                                                             -----------     -----------

                   Net cash provided by operating activities                     242,359       2,142,104

Cash flows from investing activities:
   Purchase of property and equipment                                           (260,142)       (184,355)
                                                                             -----------     -----------

                   Net cash used in investing activities                        (260,142)       (184,355)

Cash flows from financing activities:
   Payments on notes payable to related party                                         --        (657,895)
   Net advances to related party                                                 124,164      (1,683,244)
                                                                             -----------     -----------

                   Net cash provided by (used in) financing activities           124,164      (2,341,139)
                                                                             -----------     -----------

Net increase (decrease) in cash                                                  106,381        (383,390)

Cash at beginning of year                                                        139,524         522,914
                                                                             -----------     -----------

Cash at end of year                                                          $   245,905     $   139,524
                                                                             ===========     ===========

Cash paid during the year for:
   Income taxes                                                              $       800     $       800
                                                                             ===========     ===========







The accompanying notes are an integral part of these statements.


--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 1998



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company, along with an affiliate, Revere Transducers Europe (RTE), are wholly owned subsidiaries of Dobson Park Industries (DPI), a Delaware corporation. DPI is a wholly owned subsidiary of Harnischfeger Industries, Inc
(HII), a Delaware corporation. On July 14, 1998, SI Technologies (SI) acquired all of the outstanding shares of the Company and RTE.

The Company is in the business of designing, manufacturing, selling, and servicing high performance load cells used in industrial electronic scales and process weighing equipment. In addition, RTI provides value-added sensors that are integrated into instrumentation products to meet unique pressure or force measurement requirements worldwide.

1.       Revenue Recognition

Revenue from equipment and part sales to customers is recognized when the equipment or part is shipped.

2.      Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

3.      Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. Leasehold improvements are amortized over the life of the respective lease. Estimated service lives of property and equipment are as follows:

         Machinery, fixtures and fittings         8 years
         Motor vehicles                           4 years
         Leasehold improvements                   Term of lease
         Office and engineering equipment         5 years
         Production tooling                       3 years

The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

4.      Product Warranty

Product warranty costs are estimated and accrued at the time sales are recorded.

5.      Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

6.      Fair Value of Financial Instruments

The carrying amount of the notes payable to related parties approximate fair value under the requirements of "Statement of Financial Accounting Standards No. 107 - Disclosure About Fair Value of Financial Instruments."


--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 1998



NOTE B - ACCOUNTS RECEIVABLE, NET

Accounts receivable consists of the following at June 30, 1998:

Customers                                                 $1,289,686
Revere Transducers Europe                                    345,618
                                                          ----------
                                                           1,635,304
Less allowance for doubtful accounts                          60,845
                                                          ----------
                                                          $1,574,459
                                                          ==========


The Company had sales to Revere Transducers Europe, an affiliate, in the amount of $1,426,450 and $1,901,910 during the nine months ended June 30, 1998 and the year ended September 27, 1997, respectively.

NOTE C - INVENTORIES

Inventories consist of the following at June 30, 1998:

Raw materials                                             $3,406,500
Work in process                                              621,942
Finished goods                                             1,712,569
                                                          ----------
                                                           5,741,011
Less allowance for slow moving and obsolescence            1,635,983
                                                          ----------

                                                          $4,105,028
                                                          ==========


NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 1998:

Plant, machinery, fixtures and fittings                  $ 6,675,990
Leasehold improvements                                     2,250,117
Office and engineering equipment                           1,473,521
Motor vehicles                                                13,498
Production tooling                                            46,316
                                                         -----------
                                                          10,459,442
Less accumulated depreciation and amortization             7,985,877
                                                         -----------

                                                         $ 2,473,565
                                                         ===========




--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 1998



NOTE E - RELATED PARTY LIABILITIES, NET

The following is a summary of related party receivable and liabilities as of June 30, 1998:

Interest receivable from Harnischfeger Industries, Inc.       $   110,018
Interest payable to Dobson Parks Industries                    (1,660,682)
                                                              -----------

                                                              $(1,550,664)
                                                              -----------

Advances to Harnischfeger Industries, Inc.                    $ 1,791,975
Notes payable to Dobson Parks Industries                       (5,004,273)
                                                              -----------

                                                              $(3,212,298)
                                                              ===========

Interest rate charged to the Company by DPI was 9% at June 30, 1998. Interest expense charged to operations was $426,100 and $510,034 for the nine months ended June 30, 1998 and the year ended September 27, 1997, respectively. Interest on advances to HII by the Company was determined by the LIBOR rate at the time of the advance which ranged from 4.81% to 5.46%. Interest income earned by the Company was $78,906 and $19,924 for the nine months ended June 30, 1998 and the year ended September 27, 1997, respectively.

NOTE F - ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consist of the following at June 30, 1998:

Accrued salaries, wages and other compensation                 $  658,174
Warranty reserve                                                  158,676
Deferred rent                                                      61,964
Other                                                             150,124
                                                               ----------

                                                               $1,028,938
                                                               ==========


NOTE G - COMMITMENTS AND CONTINGENCY

1.      Leases

The Company leases its manufacturing and office space and certain equipment under terms of noncancelable operating leases, which expire at various dates through September 2004. Future minimum lease payments under noncancelable operating leases as of June 30, 1998 are as follows:

                        Year ending June 30,
                        --------------------
                                1999                 $  500,200
                                2000                    531,700
                                2001                    519,100
                                2002                    555,400
                                2003                    569,400
                                Thereafter              711,800
                                                     ----------

                                                     $3,387,600
                                                     ==========



--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 1998



NOTE G - COMMITMENTS AND CONTINGENCY - Continued

The lease agreement for the Company's manufacturing and office space calls for scheduled rent increases over the lease term. Accordingly, the effects of the scheduled rent increases, which are included in the future minimum lease payments, have been recognized by the Company on a straight-line basis over the lease term. At June 30, 1998, deferred rent was $414,489. Rent expense, under noncancelable operating leases, was approximately $367,600 and $483,900 for the nine months ended June 30, 1998 and the year ended September 27, 1997, respectively.

2.      Contingency

In 1998, the Company was named in an action filed by a former employee alleging improper termination of employment. The action filed is currently undergoing the discovery process and, accordingly, the Company's outside counsel is unable to determine the outcome of the action. The Company intends to vigorously defend itself against the action, and, in the opinion of the management, any defense, settlement, or judgment costs are, at this time, not expected to have a material financial impact on the Company.

NOTE H - INCOME TAXES

The Company accounts for income taxes on the liability method as prescribed by Statement of Financial Standards 109, Accounting for Income Taxes. Income taxes consist of the following:

                                 Nine months ended           Year ended
                                   June 30, 1998         September 27, 1997
                                 -----------------       ------------------
Current expense                         $800                     $800
Deferred expense                          --                       --
                                        ----                     ----

                                        $800                     $800
                                        ====                     ====


HII files a consolidated federal tax return with its subsidiaries, including the Company. At June 30, 1998, net operating loss (NOL) carryforward of approximately $534,000 expiring in 2013 is available to offset HII's consolidated taxable income or SI's future consolidated taxable income. The Company and HII were unable to reasonably estimate the operating loss carryforward available to offset HII's consolidated taxable income and/or SI's future consolidated taxable income as the year-end for HII, which is October 31, 1998, has not come to a close. Additionally, annual utilization of the pre-change NOL and built in losses to offset future taxable income will be limited as the result of the ownership change, as defined under Section 382 of the Internal Revenue Code, on July 14, 1998. The annual limitation is approximately $366,000 for losses prior to July 14, 1998.

The income tax provision reconciled to the tax computed at the statutory federal rate was as follows:

                                  Nine months ended           Year ended
                                    June 30, 1998         September 27, 1997
                                 ------------------       ------------------
Benefit at statutory rate             $(384,800)               $(101,800)
Permanent differences                    22,100                    3,900
Valuation allowance                     362,700                   97,900
State income taxes                          800                      800
                                      ---------                ---------

                                      $     800                $     800
                                      =========                =========



--------------------------------------------------------------------------------

                            Revere Transducers, Inc.
                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 1998



NOTE H - INCOME TAXES - Continued

The components of deferred taxes included in the balance sheet are as follows at June 30, 1998:

Provision for bad debts                                          $    23,700
Inventory reserves & capitalized overhead                            376,100
Accrued warranty                                                      61,900
Accrued vacation                                                      71,000
Accrued liabilities not timely paid                                   56,700
Deferred rent                                                        161,700
Excess of book over tax depreciation                                 264,400
California NOL                                                       194,500
Valuation allowance                                               (1,210,000)
                                                                 -----------

                                                                 $        --
                                                                 ===========

The Company has established a valuation allowance of $1,015,500 as of June 30, 1998. The valuation allowance increased by $234,300 during the nine months ended June 30, 1998 due to uncertainty of the likelihood of realization.

NOTE I - EXPORT SALES AND SIGNIFICANT CUSTOMER

The Company sells its products worldwide. Net export sales by geographic areas less sales to an affiliate are as follows:

                                 Nine months ended           Year ended
                                   June 30, 1998         September 27, 1997
                                 -----------------       ------------------
Asia/Pacific                        $  347,100              $   614,600
Western Hemisphere                     899,700                1,083,000
Europe/Africa                           58,400                   78,500
United States                        6,785,100               10,227,200
                                    ----------              -----------

                                    $8,090,300              $12,003,300
                                    ==========              ===========


For the year ended September 27, 1997, the Company had sales to one customer totaling approximately $1,809,000. The customer accounted for 13.0% of net revenues. There were no major customers with sales over 10% for the nine months ended June 30, 1998.

NOTE J - BENEFIT PLANS

The Company has a defined contribution 401(k) plan. All employees are eligible for participation upon completion of a waiting period. The contribution expense associated with the plan totaled approximately $48,700 and $58,400 for the nine months ended June 30, 1998 and the year ended September 27, 1997, respectively.





--------------------------------------------------------------------------------

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



Revere Transducers Europe BV
Mr. JCH Meulemans
Postbus 6909
4201 HX BREDA


September 18, 1998

Subject: Report on reconciliation to US GAAP

Dear Mr. Meulemans,

As agreed upon in the engagement letter dated August 21, 1998 we have examined the reconciliation of the Dutch statutory accounts of Revere Transducers Europe BV (RTE) for the years ended September 30, 1996, 1997 and July 31, 1998, which are prepared under accounting principles generally accepted in the Netherlands (Dutch GAAP) to the accounting principles generally accepted in the United States of America (US GAAP).

This reconciliation implies only a quantitative reconciliation of the net income and material balance sheet items, but does not include the additional information specified by US GAAP for disclosure in notes to financial statements.

We report to you the following reconciliation items:

1. All employees of RTE participate in a multi-employer plan (white pension fund). The industry pension plan in which RTE participates, provides defined benefit services to its participants. For the years ended September 30, 1996 and September 30, 1997, RTE has, together with the other employers which participate in the industry pension plan, a back service obligation towards the industry pension plan. It is not possible to allocate the back service obligation to the respective participating employers. Therefore we cannot report the back service obligation of RTE as per September 30, 1996, 1997 and July 31, 1998.

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


2. The three management team members have insured a part of their pension rights in a surplus contract; they entered into an individual contract with an insurance company. We have been informed by the insurance company that there is no back service liability for two members for the years ended September 30, 1996, 1997 and July 31, 1998. One contract of a management team member does contain a small back service liability. This back service liability is not material for consolidation purposes.

We did not note any other reconciliation items between Dutch GAAP and US GAAP.

If you have any questions relating to the US GAAP reconciliation, please do not hesitate to contact us.

/s/ PRICEWATERHOUSECOOPERS NEDERLAND BV

Yours sincerely,






                                                                             (2)

          REVERE TRANSDUCERS EUROPE BV

          FINANCIAL STATEMENTS AS PER JULY 31, 1998

REVERE TRANSDUCERS EUROPE BV

FINANCIAL STATEMENTS AS PER JULY 31, 1998

CONTENTS

                                                                       PAGE
MANAGEMENT REPORT                                                        1

AUDITOR'S REPORT                                                         2

ANNUAL ACCOUNTS
Balance sheet as at July 31, 1998                                        3*
Profit and loss account for the 10 months period ended July 31, 1998     4
Cash flow statement for the 10 months period ended July 31, 1998         5
Notes to the balance sheet as at July 31, 1998                           6
Notes to the profit and loss account for the year ended July 31, 1998   12

OTHER INFORMATION
Other information                                                       14
Balance sheet as at June 30, 1998                                       15
Profit and loss account for the month ended July 31, 1998               16*
Cash flow statement for the month ended July 31, 1998                   17

REVERE TRANSDUCERS EUROPE BV

MANAGEMENT REPORT


In July 1998 all shares of Revere Transducers Europe BV have been acquired by SI Technologies Inc., Seattle, USA. To comply with the fiscal year of the new ultimate parent company, we report for the 10 months period ended July 31, 1998.

Business conditions in Europe have been very good in the 10 months period ended July 31, 1998. Under these favorable conditions our net order intake increased by 4.2% compared with the previous fiscal year. The order backlog increased by 65% compared with the beginning of the period.

Investments for plant and office equipment have been slightly below the level as compared with the previous fiscal period. The investments were mainly related to the upgrade of the fitting up of the loadcell manufacturing and the replacement of machinery.

The number of products manufactured in the Breda facility have grown by 17.4% in the 10 months period ended July 31, 1998 compared with the previous fiscal period of 12 months. The average hours to built a loadcell have decreased by 7.8% and therefore we were able to limit the increase in workforce by 14%.

During the year we were re-audited for the ISO 9001 certificate and we will continue to make great efforts of improvement of our quality system.

As a result of the growth the sales in the 10 months ended July 31, 1998 were only 2% below the previous fiscal 12 months period. Also as a result of the growth the operating results increased by 24% compared with the previous fiscal year. The result for the year has been added to the reserves.

A marked growth is expected for the next 12 months period, this is based on the general economic outlook and market conditions in our sector. Like last year we expect to continue our growth with our new product-lines. A range of new and improved products will be launched to meet demands from new markets and new applications. We will also continue to enter new territories to our area of operation.

September 18, 1998


/s/ JCII MEULEMANS
JCII Meulemans
Managing Director

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

To the Directors of
Revere Transducers Europe BV
Ramshoom 7
4824 AG BREDA

AUDITORS' REPORT

Introduction

We have audited the financial statements, as presented on pages 3 up and till 10 of Revere Transducers Europe BV, Breda for the 10 months period ended July 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Scope

We conducted our audit in accordance with auditing standards generally accepted in the Netherlands. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Opinion

In our opinion, the financial statements give a true and fair view of the financial position of the company as of July 31, 1998 and of the result for the 10 months period then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.



September 18, 1998

REVERE TRANSDUCERS EUROPE BV

BALANCE SHEET AS AT JULY 31, 1998
(After proposed appropriation of results for the 10 months period)


                                               July 31,         September 30,
                                                 1998                1997
                                                 NLG                 NLG
FIXED ASSETS
Tangible fixes assets                         1,545,032           1,598,224
                                             ----------          ----------

CURRENT ASSETS
Inventories                                   4,347,270           4,842,224
Receivables                                   4,422,967           4,189,448
Cash and banks                                  847,060              13,890
                                             ----------          ----------
                                              9,617,297           9,045,562
                                             ----------          ----------

TOTAL                                        11,162,329          10,643,786
                                             ----------          ----------

SHAREHOLDERS' EQUITY
Paid up and called share capital                 35,000              35,000
Share premium                                   226,148             226,148
Legal reserve                                     5,000               5,000
Accumulated profit                            1,960,471           1,169,717
                                             ----------          ----------
                                              2,226,619           1,435,865
                                             ----------          ----------

WARRANTY PROVISION                               61,923              50,501
DEFERRED TAX                                    192,500             192,500
                                             ----------          ----------

SHORT TERM LIABILITIES                        8,681,287           8,964,920
                                             ----------          ----------
TOTAL                                        11,162,329          10,643,786
                                             ----------          ----------

REVERE TRANSDUCERS EUROPE BV

PROFIT AND LOSS ACCOUNT FOR THE 10 MONTHS PERIOD ENDED JULY 31, 1998



                                        October 1-           October 1-
                                          July 31,        September 30,
                                              1998                 1997
                                               NLG                  NLG
Gross profit                             5,051,600            5,439,259
                                        ----------           ----------
General and administrative expenses     (3,655,061)          (4,042,360)

Other expenses                                  --             (270,033)
                                        ----------           ----------
                                        (3,655,061)          (4,312,393)
                                        ----------           ----------
Operating result                         1,396,539            1,126,866
                                        ----------           ----------
Financial expenses                        (180,000)            (280,000)
                                        ----------           ----------
Net result before taxation               1,216,539              846,866
                                        ----------           ----------
Taxation                                  (425,785)            (306,443)
                                        ----------           ----------
Net result after taxation                  790,754              540,423
                                        ----------           ----------

REVERE TRANSDUCERS EUROPE BV

CASH FLOW STATEMENT FOR THE 10 MONTHS PERIOD ENDED JULY 31, 1998

                                                       October 1 -     October 1 -
                                                          July 31,   September 30,
                                                              1998            1997
                                                               NLG             NLG
CASH FLOW FROM OPERATING ACTIVITIES
Result after taxation                                     790,754        540,423
Depreciation on fixed assets                              465,518        526,926
                                                       ----------     ----------
                                                        1,256,272      1,067,349
GROSS CASH FLOW

Adjustments for movements in working capital:
Movement in inventories                                   494,954        913,705
Movement in current receivables                          (233,519)      (690,793)
Movement in current payables                            1,706,242        (88,967)
Movement in provisions                                     11,422       (103,978)
                                                       ----------     ----------
CASH FLOW FROM OPERATING ACTIVITIES                     1,979,099         29,967

CASH FLOW FROM INVESTING ACTIVITIES
Additions minus disposals in tangible fixed assets       (412,326)      (459,329)
                                                       ----------     ----------
Cash flow from investing activities                      (412,326)      (459,329)
NET CASH FLOW                                           2,823,045        637,987
                                                       ----------     ----------

Cash/bank balance at beginning of period               (5,975,985)    (6,613,972)

CASH BALANCE AT THE END OF PERIOD                      (3,152,940)    (5,975,985)
                                                       ----------     ----------

REVERE TRANSDUCERS EUROPE BV

NOTES TO THE BALANCE SHEET AS AT JULY 31, 1998



1.   GENERAL

     The company, which is incorporated in The Netherlands, is a subsidiary of Selectaid Ltd., UK. Until July, 1998 the ultimate parent company was Harnischfeger Industries, Inc. USA. In July, 1998 all shares of Selectaid Ltd and Revere Transducers Europe BV have been acquired by SI Technologies Inc., Seattle, USA.

     The principal activities of the company are the production and marketing of transducers, more specifically loadcells and accessories.

2.   SUMMARY OF ACCOUNTING PRINCIPLES

     Unless otherwise described, assets and liabilities are stated at their face value.

     TANGIBLE FIXED ASSETS

     Tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is provided by the straight-line method over the estimated useful lives of the related assets.

     The following annual depreciation rates are being applied:

     -building improvement     12 1/2%  -16 2/3%;
     -machinery                10%      -20%
     -office equipment         12 1/2%  -25%

     INVENTORIES

     Inventories are valued at the lower of historical cost (determined by the first-in, first-out method) and net-realizable value. Cost includes all attributable manufacturing overhead expenses.

     RECEIVABLES

     Receivables are stated at face value less a provision for doubtful debts.

     PROVISION FOR WARRANTIES

     The provision for warranties relates to the guarantee granted on sales for the period of three years.

     REVERE TRANSDUCERS EUROPE BV

     NOTES TO THE BALANCE SHEET AS AT JULY 31, 1998


     INCOME TAX

     Provisions for deferred taxes have been set up where profits for taxation purposes are recognized in another period than the current accounting period. The principal differences arise in connection with the valuation method of inventories, the fiscal backservice for pensions and fiscally accelerated depreciation on fixed assets.
     The income tax is calculated against the tax rates prevailing at year end.


     FOREIGN CURRENCIES

     Transactions during the year and amounts receivable and payable at year-end denominated in foreign currencies are translated at rates applicable at the time of the transaction and at year-end rate respectively. Resulting exchange differences are taken to income.


                                                          Machines
3.   TANGIBLE FIXED ASSETS                Land and             and    Other fixed
                                         buildings    installation         assets        Total
                                               NLG             NLG            NLG          NLG
     Net book value at October 1, 1997     153,943         874,215        570,066    1,598,224
     Investments                                --          78,745        338,331      417,076
     Disposals                                  --              --         (4,750)      (1,750)
     Depreciation                          (33,290)       (250,707)      (181,521)    (465,518)
                                           -------         -------        -------    ---------
     Net book value at July 31, 1998       120,653         702,253        722,126    1,545,032
                                           -------         -------        -------    ---------

     Total value at cost of the tangible fixed assets is NLG 6,291,276 (1997; NLG 5,966,208) and accumulated depreciation is NLG 4,746,244 (1997; NLG 4,367,984).


4.   INVENTORIES

     Inventories are valued at historical cost, less a provision for obsolete and slow-moving stock of NLG 34,135 (1997; NLG 111,595)

     REVERE TRANSDUCERS EUROPE BV

     NOTES TO THE BALANCE SHEET AS AT JULY 31, 1998



5.   RECEIVABLES

                                            July 31,   September 30,
                                                1998            1997
                                                 NLG             NLG
     Trade receivables                     3 958 900       3 696 839
     Receivable from group companies         203 529         204 758
     Other receivables                       125 037         181 363
     Prepaid expenses                        135 501         106 488
                                           ---------       ---------
                                           4 422 967       4 189 448
                                           ---------       ---------

     Above amounts are receivable within one year.

     Trade receivables are valued at nominal value less a provision for doubtful accounts of NLG 608 616 (1997; NLG 563 616).


6.   PAID UP CALLED SHARE CAPITAL

     The authorized share capital amounts to NLG 175 000 divided into 175 shares of NLG 1 000 each, of which NLG 35 000 has been paid up and called.


7.   SHARE PREMIUM

                                            July 31,   September 30,
                                                1998            1997
                                                 NLG             NLG
     Balance at October 1                    226 148         226 148
     Movements during the year                    --              --
                                             -------         -------
     Balance at period end                   226 148         226 148
                                             -------         -------

REVERE TRANSDUCERS EUROPE BY
NOTES TO THE BALANCE SHEET AS AT JULY 31, 1998

8.   LEGAL RESERVE


                                            July 31, September 30,
                                            1998           1997
                                            NLG            NLG
     Balance at October 1                   5000           5000
     Movements during the year                 -              -
                                            ----           ----
     Balance at period end                  5000           5000
                                            ====           ====

     The legal reserve is required in relation to the legally required minimum share capital.


8.   ACCUMULATED PROFIT


                                            July 31, September 30,
                                            1998           1997
                                            NLG            NLG
     Balance at October 1                  1,169,717         629,294
     Results for the year                    790,754         540,423
                                           ---------       ---------
     Balance at period end                 1,960,471       1,169,717
                                           =========       =========


10.  DEFERRED TAX

     This amount applies to a fiscal backservice provision for pensions to the fact that the inventories are valued fiscally excluding manufacturing overhead expenses because of fiscally accelerated depreciation on fixed assets. The applicable corporation tax of 35% is used.

REVERE TRANSDUCERS EUROPE BV

NOTES TO THE BALANCE SHEET AS AT JULY 31, 1998

11. SHORT TERM LIABILITIES

                                        July 31,       September 30,
                                          1998                  1997
                                           NLG                   NLG

Trade creditors                         2 031 167         1 250 894
Bank overdraft                          4 000 000         5 989 875
Payable to group companies                829 585           489 258
Other payables                          1 820 535         1 234 893
                                        ---------         ----------
                                        8 681 287         8 964 920
                                        =========         =========

12. BANKOVERDRAFT FACILITY

    The company has bankoverdraft facilities amounting to NLG 6 500 000 with its principal banker (1997: NLG 7 500 000). At July 31, 1998 these facilities are secured by Hamischfeger Industries Inc. As a result of the acquisition of Selectaid Ltd and Revere Transducers Europe BV by SI Technologies Inc., Hamischfeger Industries Inc. secures these facilities until August 26, 1998.

    The bank granted a cash loan of NLG 4 000 000. The term of this cash loan is from January 8, 1998 till October 10, 1998. The agreed upon interest rate is 4.6%.

    After Selectaid Ltd and Revere Transducers Europe BV have been taken over by SI Technologies Inc, the bankoverdraft facility has been renewed. The bank granted a bank overdraft facility of NLG 3 000 000. The company is required to repay an amount of NLG 250 000 per quarter, starting October 1, 1998.
    The company has pledged inventories and receivable balances. As per July 8, 1998 the facilities are secured by SI Technologies Inc. The security will be lowered by NLG 250 000 per quarter, starting October 1, 1998.
    Dividend payments or other profit distributions by Revere Transducers Europe BV require written approval of the bank if the payment causes the solvency to decrease below 25%.

13. COMMITMENTS

    Capital expenditure commitments as at July 31, 1998 amount to NLG 150 000 (1997 NLG 0). The collective fiscal backservice liability in respect of the Pension Fund for the metal industry, which is not provided for in the balance sheet, amounts to NLG 161 000 (1997: NLG 359 000).

REVERE TRANSDUCERS EUROPE BV

NOTES TO THE BALANCE SHEET AS AT JULY 31, 1998



The company issued guarantees to ABN AMRO Dusseldorf DEM 500 000 (1997: DEM 500
000).

14. LIABILITIES NOT SHOWN IN THE BALANCE SHEET

    AT July 31, 1998 annual commitments for rental expenses and operational lease costs amount to NLG 505 000. As per financial year 1999 till 2003 the capital commitments amount NLG 361 000 per annum. From 2004 till 2007 the commitments amount NLG 290 000 annually.

REVERE TRANSDUCERS EUROPE BV

NOTES TO THE PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED JULY 31, 1998



1.     NET TURNOVER

       Net turnover for the 10 months period ended July 31, 1998 amounts to 98% of net turnover for the year ended September 30, 1997 (1997: 103%).

2.     DEPRECIATION

       Total depreciation costs of tangible fixed assets for the 10 months period 1997/1998 amounts to NLG 465 518 (1996/1997: NLG 526 926).

3.     WAGES, SALARIES AND SOCIAL CHARGES

                                          October 1-       October 1-
                                            July 31,    September 30,
                                                1998             1997
                                                 NLG              NLG
       Wages and salaries                  4,845,996        4,642,159
       Social charges                        280,343          256,561
       Pension costs                         312,554          321,661
                                           ---------        ---------
                                           5,438,893        5,220,381
                                           ---------        ---------

       Wages, salaries and social charges are included in general and administrative expenses and in the cost of goods sold.

4.     AVERAGE NUMBER OF EMPLOYEES

       The average number of employees employed during the year was 90 (1997:
       76).

     REVERE TRANSDUCERS EUROPE BV

     NOTES TO THE PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED JULY 31, 1998



5.   FINANCIAL INCOME (EXPENSES)

                                       October 1-          October 1-
                                         July 31,       September 30,
                                             1998                1997
                                              NLG                 NLG
     Interest                            (180 000)           (280 000)
                                          -------             -------

     REVERE TRANSDUCERS EUROPE BV

     JULY 31, 1998

     OTHER INFORMATION



1.   AUDITORS REPORT

     The report of the auditors, PricewaterhouseCoopers Nederland BV, is set forth on page 2 of the financial statements.


2.   PROVISIONS IN THE COMPANY'S STATUTES FOR THE APPROPRIATION OF RESULTS

     Article 13.1 of the company's articles of association states that the net profit for the year is at the disposition of the general meeting of shareholders.


3.   APPROPRIATION OF THE RESULT

     The profit after taxation for the 10 months period ended July 31, 1998 has been added to the reserves awaiting disposition of the general meeting of shareholders. The general meeting of shareholders will decide on the appropriation of the result after the adoption of the statutory accounts.

                              SI TECHNOLOGIES, INC.
                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)



The accompanying unaudited pro forma combined condensed financial statements have been derived from the historical results of operations of SI Technologies, Inc. (SI) and Allegany Inc. (Allegany) for the year ended July 31, 1997 and the nine months ended April 30, 1998 and financial position as of April 30, 1998.

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the acquisition had been consummated on August 1, 1996, nor which may result from future operations. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. The acquisition has been accounted for using the purchase method of accounting. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of the company and the acquisition document.

                              SI TECHNOLOGIES, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                    UNAUDITED


                                                              HISTORICAL
                                                            April 30, 1998
                                                     ----------------------------                            PRO FORMA
ASSETS                                                    SI           ALLEGANY        ADJUSTMENTS           COMBINED
                                                     -----------      -----------      -----------          -----------
   Current assets:

     Cash and cash equivalents                       $   105,598      $   100,427      $        --          $   206,025
     Trade accounts receivable, less allowance
        for doubtful accounts of $148,398
        and $217,354, respectively                     4,025,974          591,754               --            4,617,728
     Inventories                                       3,979,713        1,172,564           49,055(5)         5,201,327
     Deferred tax asset                                  250,945          254,613               --              505,558
     Other current assets                                192,710           54,393               --              247,103
                                                     -----------      -----------      -----------          -----------

   Total current assets                                8,554,940        2,173,751           49,055           10,777,741

   Property and equipment, less accumulated
     depreciation and amortization                     1,233,588        1,595,475          503,958(1)         3,333,020

   Other assets:
     Intangible assets, net                            7,429,741          817,986        2,402,372(2)        10,650,097
     Other                                               591,069           99,841           11,846(8)           702,748
                                                     -----------      -----------      -----------          -----------

   TOTAL ASSETS                                      $17,809,338      $ 4,687,053      $ 2,967,231          $25,463,606
                                                     ===========      ===========      ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
     Notes payable                                   $        --      $   877,000      $   (22,000)(3)      $   855,000
     Current maturities of long term debt                392,800          358,352         (258,059)(3)          493,093
     Trade accounts payable                            1,406,632          326,113               --            1,732,745
     Income taxes payable                                 57,541               --               --               57,541
     Accrued liabilities                                 826,976          194,109          450,937(6)         1,472,022
                                                     -----------      -----------      -----------          -----------

   Total current liabilities                           2,683,949        1,755,574          170,878            4,610,401

   Long-term debt, less current maturities             4,265,701        1,120,651        3,002,574(3)         8,388,926
   Deferred taxes                                        178,300          251,269               --              429,569

   Stockholders' equity                               10,681,388        1,559,559         (206,221)(4)(7)    12,034,726
                                                     -----------      -----------      -----------          -----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $17,809,338      $ 4,687,053      $ 2,967,231          $25,463,622
                                                     ===========      ===========      ===========          ===========


See notes to pro forma combined condensed balance sheet.

                              SI TECHNOLOGIES, INC.
               NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (UNAUDITED)





(1)   Revaluation to fair value of acquired property and equipment.

(2) Increase to intangible assets (goodwill), net of Allegany's goodwill written off. The goodwill associated with the Allegany acquisition will be amortized over a period of 25 years. Allegany was acquired for approximately $2,500,000 in cash and $800,000 of SI common stock, plus acquisition costs of $172,512. The excess purchase price on the acquisition of Allegany totaled $3,199,560 and was allocated to goodwill.

(3) Increase in debt associated with the acquisition financing of Allegany, and notes payable paid off with acquisition financing.

(4)   Elimination of Allegany's stockholders' equity.

(5)   Revaluation of inventory to reflect fair value at purchase.

(6)   Adjustments to record accrued expenses associated with the acquisition.

(7)   Record SI common stock issued in the acquisition.

(8) Record loan fees associated with the acquisition financing, net of loan fees written off associated with the pay off of notes payable.

                              SI TECHNOLOGIES, INC.
               PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


                                                               HISTORICAL
                                                     Nine months ended April 30, 1998
                                                     --------------------------------                               PRO FORMA
                                                           SI              ALLEGANY          ADJUSTMENTS            COMBINED
                                                      ------------       ------------       ------------          ------------
Net sales                                             $ 15,834,167       $  3,406,831       $         --          $ 19,240,998
Cost of sales                                            8,914,688          2,186,422             32,022 (1)        11,133,132
                                                      ------------       ------------       ------------          ------------

        Gross profit                                     6,919,479          1,220,409            (32,022)            8,107,866

Operating expenses:
    Selling, service, general and administrative         4,095,549            859,904             13,724 (1)         4,969,177
    Research, development and engineering                  795,424            404,512                 --             1,199,936
    Amortization of intangibles                            230,695             22,713             73,274 (2)           326,682
                                                      ------------       ------------       ------------          ------------

        Total operating expenses                         5,121,668          1,287,129             86,998             6,495,795
                                                      ------------       ------------       ------------          ------------

        Earnings (loss) from operations                  1,797,811            (66,720)          (119,020)            1,612,071

Interest expense                                          (737,236)          (143,744)          (101,356)(3)          (982,336)
Other income (expense), net                                (17,381)            12,475                 --                (4,906)
                                                      ------------       ------------       ------------          ------------

        Net earnings (loss) before income taxes          1,043,194           (197,989)          (220,376)              624,829

Income tax (expense) benefit                              (371,860)            60,000             34,500 (4)          (277,360)
                                                      ------------       ------------       ------------          ------------

        Net earnings (loss)                           $    671,334       $   (137,989)      $   (185,876)         $    347,469
                                                      ============       ============       ============          ============

Net earnings per common and
    common equivalent share                           $       0.26                                                $       0.13
                                                      ============                                                ============

Weighted average shares outstanding                      2,578,005                                                   2,720,224
                                                      ============                                                ============
Net earnings per common and common equivalent
    share, assuming dilution                          $       0.24                                                $       0.12
                                                      ============                                                ============
Weighted average common and common equivalent
    shares outstanding                                   2,773,995                                                   2,916,214
                                                      ============                                                ============


See notes to pro forma combined condensed statements of earnings.

                              SI TECHNOLOGIES, INC.
           NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                                   (UNAUDITED)





(1) Adjustment to increase depreciation expense resulting from the revaluation of acquired property and equipment. The acquired assets will be depreciated over service lives from three to seven years.

(2) Amortization of amounts assigned to intangible assets acquired in the acquisition of Allegany. The full adjustment amount to intangible assets is assigned to goodwill and will be amortized over a period of 25 years.

(3) Adjustment to reflect the increased interest expense associated with the debt financing of the Allegany acquisition.

(4)   Tax effects of pro forma adjustments.

                              SI TECHNOLOGIES, INC.
               PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS
                                   (UNAUDITED)

                                                                   HISTORICAL
                                                            Year ended July 31, 1997
                                                        -------------------------------
                                                                                                                      PRO FORMA
                                                             SI              ALLEGANY         ADJUSTMENTS             COMBINED
                                                        ------------       ------------       ------------          ------------
Net sales                                               $ 12,894,711       $  4,926,934       $         --          $ 17,821,645
Cost of sales                                              7,149,675          2,948,826            108,542 (1),(4)    10,207,043
                                                        ------------       ------------       ------------          ------------

         Gross profit                                      5,745,036          1,978,108           (108,542)            7,614,602

Operating expenses:
      Selling, service, general and administrative         3,586,262          1,222,667             18,300 (1)         4,827,229
      Research, development and engineering                  802,427            534,465                                1,336,892
      Amortization of intangibles                            125,598             30,283             97,699 (2)           253,580
                                                        ------------       ------------       ------------          ------------

         Total operating expenses                          4,514,287          1,787,415            115,999             6,417,701
                                                        ------------       ------------       ------------          ------------

         Earnings from operations                          1,230,749            190,693           (224,541)            1,196,901

Interest expense                                            (291,108)          (192,812)          (204,800)(3)          (688,720)
Other income (expense), net                                   (5,956)            17,943                 --                11,987
                                                        ------------       ------------       ------------          ------------

         Net earnings before income taxes                    933,685             15,824           (429,341)              520,168

Income tax (expense) benefit                                (351,000)            (5,000)            92,000 (5)          (264,000)
                                                        ------------       ------------       ------------          ------------

         Net earnings                                   $    582,685       $     10,824       $   (337,341)         $    256,168
                                                        ------------       ------------       ------------          ------------


Net earnings per common and
      common equivalent share                           $       0.25                                                $       0.10
                                                        ------------                                                ------------

Weighted average shares outstanding                        2,347,240                                                   2,489,459
                                                        ------------                                                ------------
Net earnings per common and common equivalent
      share, assuming dilution                          $       0.24                                                $       0.10
                                                        ------------                                                ------------

Weighted average common and common equivalent
      shares outstanding                                   2,456,047                                                   2,598,266
                                                        ------------                                                ------------


See notes to pro forma combined condensed statements of earnings.

                              SI TECHNOLOGIES, INC.
           NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                                   (UNAUDITED)





(1) Adjustment to increase depreciation expense resulting from the revaluation of acquired property and equipment. The acquired assets will be depreciated over service lives from three to seven years.

(2) Amortization of amounts assigned to intangible assets acquired in the acquisition of Allegany. The full adjustment amount to intangible assets is assigned to goodwill and will be amortized over a period of 25 years.

(3) Adjustment to reflect the increased interest expense associated with the debt financing of the Allegany acquisition.

(4) Adjustment to reflect increased cost of sales resulting from the revaluation of finished goods and work-in-process inventory.

(5)   Tax effects of pro forma adjustments.

                              SI TECHNOLOGIES, INC.
                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)



The accompanying unaudited pro forma combined condensed financial statements have been derived from the historical results of operations of SI Technologies, Inc. (SI) and Revere Transducers, Inc. and Revere Transducers Europe BV (Revere) for the year ended July 31, 1997 and the nine months ended April 30, 1998 and financial position as of April 30, 1998.

The unaudited pro forma combined condensed financial statements are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the acquisition had been consummated on August 1, 1996, nor which may result from future operations. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. The acquisition has been accounted for using the purchase method of accounting. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of the company and the acquisition document.

                              SI TECHNOLOGIES, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                    UNAUDITED



                                                                HISTORICAL
                                                              April 30, 1998
                                                     ------------------------------
                                                                                                                     PRO FORMA
ASSETS                                                    SI              REVERE             ADJUSTMENTS             COMBINED
                                                     ------------      ------------          ------------          ------------
   Current assets:

     Cash and cash equivalents                       $    105,598      $    479,356          $         --          $    584,954
     Trade accounts receivable, less allowance
        for doubtful accounts of $148,398
        and $356,343, respectively                      4,025,974         3,771,742                                   7,797,716
     Inventories                                        3,979,713         5,889,374              (437,646)(1)
                                                                                                   61,765 (2)         9,493,206
     Deferred tax asset                                   250,945                --                    --               250,945
     Other current assets                                 192,710           461,713                    --               654,423
                                                     ------------      ------------          ------------          ------------

   Total current assets                                 8,554,940        10,602,185              (375,881)           18,781,244

   Property and equipment, less accumulated
     depreciation and amortization                      1,233,588         3,314,174             2,172,924 (3)         6,720,683

   Other assets:
     Intangible assets, net                             7,429,741                --              (522,421)(4)         6,907,316
     Other                                                591,069            14,805                                     605,874
                                                     ------------      ------------          ------------          ------------

   TOTAL ASSETS                                      $ 17,809,338      $ 13,931,164          $  1,274,622          $ 33,015,117
                                                     ============      ============          ============          ============


LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
     Notes payable                                   $         --      $  2,234,342          $    458,715 (5)      $  2,693,057
     Current maturities of long term debt                 392,800                --                    --               392,800
     Put option obligation - current                           --                --                    --                    --
     Trade accounts payable                             1,406,632         1,102,103                    --             2,508,735
     Related party payable                                     --         5,252,893           (5,252,893)(6)                 --
     Income taxes payable                                  57,541                --                                      57,541
     Accrued liabilities                                  826,976         1,501,923               335,000 (7)         2,663,899
                                                     ------------      ------------          ------------          ------------

   Total current liabilities                            2,683,949        10,091,261            (4,459,178)            8,316,032

   Long-term debt, less current maturities              4,265,701                --             8,000,000 (8)        12,265,701
   Deferred rent                                               --           306,750                    --               306,750
   Deferred lease cost                                         --                --               994,593 (9)           994,593
   Deferred taxes                                         178,300           272,360                    --               450,660

   Stockholders' equity                                10,681,388         3,260,793            (3,260,793)(10)       10,681,388
                                                     ------------      ------------          ------------          ------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 17,809,338      $ 13,931,164          $  1,274,622          $ 33,015,124
                                                     ============      ============          ============          ============


See notes to pro forma combined condensed statements of earnings.

                              SI TECHNOLOGIES, INC.
               NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (UNAUDITED)





(1)   Write off obsolete inventories due to duplications.

(2)   Revaluation to fair value of inventories.

(3)   Revaluation to fair value of acquired property and equipment.

(4) Record goodwill. The goodwill associated with the Revere acquisition will be amortized over a period of 25 years. Revere was acquired for approximately $282,000 in cash and $8,000,000 in debt financing, plus acquisition costs of $176,717. The excess purchase price on the acquisition of Revere totaled $396,368 and was allocated to goodwill.

(5) Proceed from line of credit for acquisition costs and cash payment to Harnischfeger Industries, Inc. (HII).

(6)   Elimination of related party payable to HII.

(7)   Record accrued expenses associated with the acquisition.

(8)   Record debt associated with the acquisition of Revere.

(9)   Record unfavorable lease arrangement.

(10)  Elimination of Revere stockholders' equity.

                              SI TECHNOLOGIES, INC.
               PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


                                                                 HISTORICAL
                                                      Nine months ended April 30, 1998
                                                      --------------------------------
                                                                                                                    PRO FORMA
                                                           SI               REVERE           ADJUSTMENTS            COMBINED
                                                      ------------       ------------       ------------          ------------
Net sales                                             $ 15,834,167       $ 15,974,524       $         --          $ 31,808,691
Cost of sales                                            8,914,688         10,936,372             38,354 (1)
                                                                                                 (88,318)(2)        19,801,096
                                                      ------------       ------------       ------------          ------------

        Gross profit                                     6,919,479          5,038,152             49,964            12,007,595

Operating expenses:
    Selling, service, general and administrative         4,095,549          3,368,242             16,438 (1)
                                                                                                 (31,031)(2)         7,449,198
    Research, development and engineering                  795,424          1,107,864                 --             1,903,288
    Amortization of intangibles                            230,695                 --             11,890 (3)           242,585
                                                      ------------       ------------       ------------          ------------

        Total operating expenses                         5,121,668          4,476,106             (2,703)            9,595,071
                                                      ------------       ------------       ------------          ------------

        Earnings from operations                         1,797,811            562,046             52,667             2,412,524

Interest expense                                          (737,236)          (494,150)          (271,321)(4)        (1,502,707)
Other income (expense), net                                (17,381)            88,099                 --                70,718
                                                      ------------       ------------       ------------          ------------

        Net earnings before income taxes                 1,043,194            155,995           (218,654)              980,535

Income tax (expense) benefit                              (371,860)          (210,690)            92,249 (5)          (490,301)
                                                      ------------       ------------       ------------          ------------

        Net earnings (loss)                           $    671,334       $    (54,695)      $   (126,405)         $    490,234
                                                      ============       ============       ============          ============


Net earnings per common and
    common equivalent share                           $       0.26                                                $       0.19
                                                      ============                                                ============

Weighted average shares outstanding                      2,578,005                                                   2,578,005
                                                      ------------                                                ------------
Net earnings per common and common equivalent
    share, assuming dilution                          $       0.24                                                $       0.18
                                                      ============                                                ============

Weighted average common and common equivalent                                                                        2,773,995
    shares outstanding                                   2,773,995                                                ------------
                                                      ------------


See notes to pro forma combined condensed statements of earnings.

                              SI TECHNOLOGIES, INC.
           NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                    FOR THE NINE MONTHS ENDED APRIL 30, 1998
                                   (UNAUDITED)





(1) Adjustment to increase depreciation expense resulting from the revaluation of acquired property and equipment. The step up in assets will be depreciated over service lives from three to ten years.

(2) Adjustment to decrease rent expense resulting from the unfavorable lease arrangement.

(3) Amortization of amounts assigned to intangible assets acquired in the acquisition of Revere. The full adjustment amount to intangible assets is assigned to goodwill and will be amortized over a period of 25 years.

(4) Adjustment to reflect the increased interest expense associated with the debt financing of the Revere acquisition.

(5)   Tax effects of pro forma adjustments.

                              SI TECHNOLOGIES, INC.
               PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS
                                   (UNAUDITED)


                                                                 HISTORICAL
                                                          Year ended July 31, 1997
                                                       ------------------------------
                                                                                                                     PRO FORMA
                                                            SI              REVERE            ADJUSTMENTS            COMBINED
                                                       ------------      ------------         ------------         ------------
Net sales                                              $ 12,894,711      $ 20,942,408         $         --         $ 33,837,119
Cost of sales                                             7,149,675        15,676,059               49,678 (1)               --
                                                                 --                --             (117,755)(2)               --
                                                                 --                --               61,765 (3)       22,819,422
                                                       ------------      ------------         ------------         ------------

          Gross profit                                    5,745,036         5,266,349                6,312           11,017,697

Operating expenses:
      Selling, service, general and administrative        3,586,262         4,697,610               23,378 (1)               --
                                                                                                   (41,373)(2)        8,265,877
      Research, development and engineering                 802,427         1,495,933                   --            2,298,360
      Amortization of intangibles                           125,598                --               15,855 (4)          141,453
                                                       ------------      ------------         ------------         ------------

          Total operating expenses                        4,514,287         6,193,543               (2,140)          10,705,690
                                                       ------------      ------------         ------------         ------------

          Earnings (loss) from operations                 1,230,749          (927,194)               8,452              312,007

Interest expense                                           (291,108)         (677,109)            (312,862)(5)       (1,281,079)
Other income (expense), net                                  (5,956)           50,345                   --               44,389
                                                       ------------      ------------         ------------         ------------

          Net earnings before income taxes                  933,685        (1,553,958)            (304,410)            (924,683)

Income tax (expense) benefit                               (351,000)         (115,344)              85,373 (6)         (380,971)
                                                       ------------      ------------         ------------         ------------

          Net earnings (loss)                          $    582,685      $ (1,669,302)        $   (219,037)        $ (1,305,654)
                                                       ============      ============         ============         ============


Net earnings per common and
      common equivalent share                          $       0.25                                                $      (0.26)
                                                       ============                                                ============

Weighted average shares outstanding                       2,347,240                                                   2,347,240
                                                       ------------                                                ------------
Net earnings per common and common equivalent
      share, assuming dilution                         $       0.24
                                                       ============

Weighted average common and common equivalent
      shares outstanding                                  2,456,047
                                                       ------------


See notes to pro forma combined condensed statements of earnings.

                              SI TECHNOLOGIES, INC.
           NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                        FOR THE YEAR ENDED JULY 31, 1997
                                   (UNAUDITED)





(1) Adjustment to increase depreciation expense resulting from the revaluation of acquired property and equipment. The step up in assets will be depreciated over service lives from three to seven years.

(2) Adjustment to decrease rent expense resulting from the unfavorable lease agreement.

(3)   Adjustment to cost of sales resulting from the revaluation of inventories.

(4) Amortization of amounts assigned to intangible assets acquired in the acquisition of Revere. The full adjustment amount to intangible assets is assigned to goodwill and will be amortized over a period of 25 years.

(5) Adjustment to reflect the increased interest expense associated with the debt financing of the Revere acquisition.

(6)   Tax effects of pro forma adjustments.